UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Kokos Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-21436	81-3433108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1900 Avenue Of The Stars, Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2018, Richard Rappaport submitted his resignation as Secretary of Kokos Group Inc. (the "Company"), effective immediately.   On the same day, Ying Zhang was appointed Secretary, effective immediately.

There were no disagreements between Mr. Rappaport and us or any officer or director of the Company.

The business background descriptions of the newly appointed officer is as follows:

Ying Zhang
Secretary

Ying Zhang has served as a Director of Wuyi Mountain Co., since 2017.  Previously, she was the COO of Shenzhen E.C Fashion Company between 2011 and 2015, and the Manager of China Minsheng Bank between 2015-2017 Manager.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kokos Group Inc.

Date: January 23, 2018	By:	/s/ Lei Wang
Name: Lei Wang
Title: Chief Executive Officer